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                                                                      Exhibit 21

                        MOTORS AND GEARS HOLDINGS, INC.
                                 SUBSIDIARIES

                                                        Jurisdiction of
Subsidiaries                                            Incorporation
------------                                            ---------------

Motors and Gears, Inc./(1)/                             Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL  60015

Motors and Gears Industries, Inc./(2)/                  Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60018-1980

Merkle-Korff Industries, Inc./(3)/                      Illinois
1776 Winthrop Drive
Des Plaines, IL 60015

The Imperial Electric Company/(3)/                      Delaware
1533 Commerce Drive
Stow, Ohio 44224-1756

Gear Research, Inc./(4)/                                Delaware
4329 Eastern Avenue, S.E.
Grand Rapids, Michigan  49508

FIR Group Holdings, Inc./(3)/                           Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL  60015

Motors and Gears Amsterdam B.V./(5)/                    The Netherlands
Atrium Building, 7th Floor
Strawinskylaan 31015
1077 ZK Amsterdam
The Netherlands

Motors and Gears Rotterdam B.V./(6)/                    The Netherlands

FIR Group Holdings Italia, S.r.l.(LLC)/(7)/             Italy

Construgioni Italiane Motori Elettrici, S.p.A./(8)/     Italy